PRICING SUPPLEMENT NO. 91                                         Rule 424(b)(3)
DATED: July 1, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $4,954,795,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes        Book Entry Notes
$25,000,000                       [x]                        [x]

Original Issue Date:              Fixed Rate Notes           Certificated Notes
July 7, 1997                      [_]                        [_]

Maturity Date:
July 7, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                Minimum Interest Rate: N/A

[_]     Federal Funds Rate                   Interest Reset Date(s): *

[_]     Treasury Rate                        Interest Reset Period: Quarterly

[_]     LIBOR Reuters                        Interest Payment Date(s): **

[_]     LIBOR Telerate

[_]     Prime Rate

[x]     CMT Rate

Initial Interest Rate: ***                   Interest Payment Period: Quarterly


 Index Maturity:  Two Years

 Spread (plus or minus): + 0.04%


----------------------
*     The 7th of each October, January, April and July commencing 10/07/97.

**    The 7th of each October, January, April and July commencing 10/07/97.

***   The CMT Rate on 07/02/97 plus 4 basis points.


The distribution of Notes will conform to the requirement set forth in the applicable sections of Schedule E to the By-laws of the National Association of Securities Securities Dealers, Inc.


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